UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024 (September 9, 2024)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 9, 2024 at 4:05 p.m., New York City time, Liberty Media Corporation (“Liberty Media”) completed its previously announced split-off (the “Split-Off”) of its former wholly owned subsidiary, Liberty Sirius XM Holdings Inc. (“New Sirius”). The Split-Off was accomplished by Liberty Media redeeming each outstanding share of Liberty Media’s Series A, Series B and Series C Liberty SiriusXM common stock, par value $0.01 per share, in exchange for 0.8375 of a share of New Sirius common stock, par value $0.001 per share (the “Redemption”), with cash being paid to entitled record holders of Liberty SiriusXM common stock in lieu of any fractional shares of common stock of New Sirius.

Following the Split-Off, on September 9, 2024 at 6:00 p.m., New York City time (the “Merger Effective Time”), a wholly owned subsidiary of New Sirius merged with and into Sirius XM Holdings Inc. (“Old Sirius”), with Old Sirius surviving the merger as a wholly owned subsidiary of New Sirius (the “Merger” and together with the Split-Off, the “Transactions”). Upon consummation of the Merger, each share of common stock of Old Sirius, par value $0.001 per share, issued and outstanding immediately prior to the Merger Effective Time (other than shares owned by New Sirius and its subsidiaries) was converted into one-tenth (0.1) of a share of New Sirius common stock, with cash being paid to entitled record holders of Old Sirius common stock in lieu of any fractional shares of common stock of New Sirius. Concurrently with the Merger Effective Time, Old Sirius was renamed to “Sirius XM Inc.” and New Sirius was renamed to “Sirius XM Holdings Inc.”

On September 10, 2024, we issued a press release announcing, among other things, the completion of the Transactions. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01.	Other Events.

Following the Merger Effective Time, the Board of New Sirius authorized a $1.166 billion common stock repurchase program. The $1.166 billion common stock repurchase program is a continuation of the stock repurchase program of Old Sirius.

This newly authorized amount represents the amount that remained available under Old Sirius’s $18 billion common stock repurchase program that began in December 2012. Shares of common stock may be purchased from time to time on the open market and in privately negotiated transactions, including in accelerated stock repurchase transactions. New Sirius expects to fund the repurchases through cash on hand, future cash flow from operations and borrowings under its revolving credit facility.

The timing and amount of any shares repurchased will be determined based on New Sirius’s evaluation of market conditions and other factors and the program may be discontinued or suspended at any time. Repurchases will be made in compliance with all SEC rules and other legal requirements and may be made in part under a Rule 10b5-1 plan, which permits stock repurchases when New Sirius might otherwise be precluded from doing so.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the expected trading of New Sirius common stock on Nasdaq. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and New Sirius expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in New Sirius’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of New Sirius, including its Registration Statement on Form S-4 (File No. 333-276758), as amended, as such risk factors may be amended, supplemented or superseded from time to time by other reports New Sirius subsequently files with the SEC, for additional information about New Sirius and about the risks and uncertainties related to New Sirius’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 10, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2024

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary